                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 30, 1997, except as to Note 15, which is as of February 19, 1997 appearing on page 24 of Noble Drilling Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Houston, Texas
December 23, 1997